Exhibit 10.3

INVESTORS' RIGHTS AGREEMENT
 (International Stem Cell Corporation)

THIS INVESTORS' RIGHTS AGREEMENT is made as of the 30th day of December 2008, by and among International Stem Cell Corporation, a Delaware corporation (the "Company"), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an "Investor".

RECITALS

WHEREAS, the Company and the Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern certain rights of the Investors granted herein, including, but not limited to, the right to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1
"Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2	"Common Stock" means shares of the Company's common stock, par value $0.001 per share.

1.3	"Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.4	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5	"GAAP" means generally accepted accounting principles in the United States.

1.6
"Key Employee" means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.7
"New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.8	"Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.9	"Preferred Stock" means, collectively, shares of the Company's Series A, B, C, and D Preferred Stock.

1.10	"SEC" means the Securities and Exchange Commission.

1.11	"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.12
"Series C Director" means any director of the Company that the holders of record of the Series C Preferred Stock are entitled to elect pursuant to the Company's Series C Preferred Stock Certificate of Designation.

1.13
"Series D Director" means any director of the Company that the holders of record of the Series D Preferred Stock are entitled to elect pursuant to the Company's Series D Preferred Stock Certificate of Designation.

1.14	"Series D Preferred Stock" means shares of the Company's Series D Preferred Stock, par value $0.001 per share.

2.	Rights to Future Stock Issuances.

2.1
Participation Right .  If, at any time after the date of this Agreement and prior to the termination of this participation right pursuant to subsection 2.5, the Company should desire to issue in a transaction not registered under the Securities Act any New Securities (as hereinafter defined), it shall give each Investor the right to purchase such Investor's pro rata share (or any part thereof) of all of such privately offered New Securities on the same terms as the Company is willing to sell such New Securities to any other person, for a period of thirty (30) calendar days after the initial issuance of such New Securities. Each such Investor's pro rata share of the New Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Investor on the date of delivery of notice to such Investor, as set forth in Section 2.2 below, of the Company's intention to sell and issue such New Securities. For purposes of this subsection 2.1, the outstanding Common Stock of the Company shall include (i) outstanding shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon exercise and/or conversion of any then outstanding options, warrants and Preferred Stock of the Company.

2.2
Notice; Over-Allotment .  Promptly after the sale or issuance by the Company of any New Securities, the Company shall notify in writing each such Investor of the sale and issuance of such securities, setting forth the terms of such sale. Within seven (7) days after receipt of such notice, each such Investor shall notify the Company whether such Investor desires to purchase such Investor's pro rata share, or any part thereof, of the New Securities so offered. If such Investor elects to purchase such Investor's pro rata share, as applicable, then such Investor shall have a right of over-allotment such that if any other Investor fails to purchase such Investor's pro rata share of the New Securities, such Investors who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the New Securities which such other Investor(s) elected not to purchase.

2.3
Closing of Investor Purchases.  If an Investor gives the Company notice that such Investor desires to purchase any of the New Securities offered by the Company, payment for the New Securities shall be by check or wire transfer, against delivery of the New Securities at the executive offices of the Company within twenty (20) days after giving the Company such notice. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by such Investor of the right to purchase New Securities as set forth in this Section 2.

2.4
Exempted Issuances.  The participation right contained in this Section 2 shall not apply to the issuance by the Company of New Securities (i) upon conversion of any securities registrable under the Securities Act; (ii) to officers, directors or employees of, or consultants to, the Company pursuant to a warrant, stock grant, option agreement or plan, purchase plan or other employee stock incentive program or agreement approved by the Board of Directors; (iii) in connection with the acquisition by the Company of another business entity or majority ownership thereof approved by the Board of Directors; (iv) to lease companies, real estate lessors, banks or financial institutions, in connection with any lease or debt financing transaction approved by the Board of Directors; (v) to purchase equipment or services; (vi) upon exercise of warrants outstanding as of the date of this Agreement; (vii) in connection with any stock split, stock dividend, distribution, recapitalization or similar event; (viii) in connection with a strategic investment and/or acquisition of technology or intellectual property not principally for equity financing purposes approved by the Board of Directors; (ix) pursuant to the Purchase Agreement, including without limitation issuances of shares of Series D Preferred Stock; or (x) by way of a dividend or other distribution on New Securities described in the foregoing clauses (i) through (ix).

2.5
Termination. The participation right set forth in this Section 2 shall terminate and be of no further force and effect upon such time as the Investor or its affiliates hold less than five (5) shares of Series D Preferred Stock.

3.	Additional Covenants.

3.1
Insurance.  The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Directors including the Series C and D Directors.

3.2
Employee Agreements.The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above- referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

3.3
Matters Requiring Investor Director Approval.  So long as the holders of Series D Preferred Stock are entitled to elect a Series D Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Series C and Series D Directors:

3.3.1
make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned (directly or indirectly) by the Company;

3.3.2
make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

3.3.3
guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

3.3.4	make any investment inconsistent with any investment policy approved by the Board of Directors;

3.3.5	incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

3.3.6
otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except for transactions contemplated by this Agreement, the Purchase Agreement, and [the Employment Agreements] [; transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company's business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

3.3.7	increase the compensation of the executive officers, including approving the creation or amendment of any option plans under which grants or stock awards may be made to executive officers;

3.3.8	change the principal business of the Company, enter new lines of business, or exit the current line of business;

3.3.9	sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business.

3.4
Board Matters.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company's travel policy) in connection with attending meetings of the Board of Directors. Except where prohibited by applicable law or where required by applicable listing standards or to obtain the benefit of an applicable rule or regulation (such as Rule 16b-3 or the exemptions provided under IRC §162(m)), each committee of the Company's Board of Directors shall include at least one Series C or Series D Director.

3.5
Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company's Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

4.	Miscellaneous.

4.1
Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by an Investor without the Company's consent, so long as the assignee acquires the Investor's ownership interest in the Company.

4.2
Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.3
Counterparts; Facsimile.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4	Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5
Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to the addresses set forth on Schedule A, with a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association
900 Elm Street
P.O. Box 326
Manchester, NH 03105-0326
Attention: Thomas W. Hildreth, Esquire
Telephone: 603-628-1177
Fax: 603-625-5650

Any notice to the Company shall be sent to:

International Stem Cell Corporation
2595 Jason Court

Oceanside, CA 92056
Telephone: 760-940-6383
Fax: 760-940-6387

with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention: Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

4.6
Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Investors holding a majority in interest of the Series D Preferred Stock then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7
Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8
Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company's Series D Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an "Investor" for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an "Investor" hereunder.

4.9
Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.10	Termination. This Agreement shall terminate at such time as there no longer are any shares of Series D Preferred Stock outstanding.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTERNATIONAL STEM CELL CORPORATION By: Name: Title: INVESTOR: X-MASTER, INC. By: Name: Title: /s/Andrei Semechkin Andrei Semechkin /s/ Rouslan Semechkin Rouslan Semechkin

[Signature page for Investors' Rights Agreement]

SCHEDULE A

Investors

Andrei Semechkin
1 Overlook Drive, #11
Amherst, NH 03031

Rouslan Semechkin
1 Overlook Drive, #11
Amherst, NH 03031

X-Master, Inc.
1 Overlook Drive, #11
 Amherst, NH 03031